EXHIBIT 99.1

CONTACT:       Thor Erickson – Investor Relations
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         Fred Roselli – Media Relations
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         Lauren Sayeski – European Media Relations
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COCA-COLA ENTERPRISES, INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

•	CCE achieved full-year earnings per diluted share of $2.25 on a reported basis, or $2.26 on a comparable basis.

•
Full-year net sales totaled $8.1 billion, down 2½ percent on a reported basis, up 3 percent on a currency neutral basis, and up 1 percent on a currency neutral basis excluding the impact of the French excise tax increase.

•	Full-year reported operating income was $928 million, down 10 percent; full-year comparable operating income was $1.0 billion, down 4 percent, and up 2½ percent on a currency neutral basis.

•	Fourth-quarter earnings per diluted share totaled 34 cents on a reported basis, or 45 cents on a comparable basis; free cash flow totaled $582 million.

•	Initiated a new $1.5 billion share repurchase program in 2013, with a goal of purchasing at least $500 million by year end.

•	CCE continues to expect 2013 comparable and currency neutral earnings per diluted share growth of approximately 10 percent.

ATLANTA, February 7, 2013 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported full-year 2012 earnings per diluted share of $2.25, or $2.26 on a comparable basis.
Reported operating income for the year totaled $928 million; comparable operating income totaled $1.0 billion, up 2½ percent on a comparable and currency neutral basis versus a year ago. Currency translation negatively affected full-year comparable earnings per diluted share by 16 cents. Items affecting comparability are detailed on pages 12 through 15 of this release.
“We achieved solid earnings per share growth in 2012 while working through significant marketplace challenges and the ongoing macroeconomic softness that continues to affect our territories,” said John F. Brock, chairman and chief executive officer. “Managing through these factors, we also delivered modest comparable, currency neutral net sales and operating income growth, and strong free cash flow.
“We remain confident in our ability to restore, over time, our sales and operating income growth to levels in line with our long-term targets,” Mr. Brock said. “Our optimism is fueled by the popularity of our brands, the effectiveness of our marketplace initiatives, the benefits of our Business Transformation Program, and the skill and dedication of our people.
“Going forward, we will continue to focus on value-creating opportunities in order to achieve sustained growth and to deliver on our most important goal – creating value for our shareowners,” Mr. Brock said.
Operating Review
Full-year 2012 net sales totaled $8.1 billion, a decline of 2½ percent versus prior year results, up 3 percent on a currency neutral basis, and up 1 percent on a currency neutral basis excluding the impact of the French excise tax increase. For the fourth quarter, net sales grew 1 percent on a reported basis, 2 percent on a currency neutral basis, and was flat on a currency neutral basis excluding the impact of the French excise tax increase.
Full-year comparable operating income declined 4 percent over prior year results, and increased 2½ percent on a comparable and currency neutral basis. For the quarter, operating income grew 13 percent on a comparable basis and 13½ percent on a comparable and currency neutral basis, driven by modest gross margin improvement after excluding the impact of the French excise tax increase, and focused expense controls.
Free cash flow for 2012 totaled $582 million, including benefits from favorable year-over-year changes in working capital.
Full-year volume declined 3 percent. Sparkling brands declined 3½ percent; however, Coca-Cola Zero continued to perform well with growth of 6½ percent, and energy grew over 15 percent, led by Monster. Still brands were flat for the year, as growth in Capri-Sun, Nestea, and Chaudfontaine and Abbey Well waters was offset by declines in juices, juice drinks, and sports drinks. On a territory basis, volume was down 3 percent in both Great Britain and continental Europe.
For 2012, excluding the impact of the French excise tax increase, net pricing per case grew 3 percent and cost of sales per case grew 2½ percent. Operating expenses were flat as volume declines and expense controls offset increases, including incremental costs associated with our support of the Olympic Games. These figures are comparable and currency neutral.
For the fourth quarter, volume declined 5½ percent, driven by ongoing challenging conditions and cycling strong growth in the prior year. Volume in continental Europe declined 5½ percent, and volume in Great Britain declined 6 percent. Net pricing per case grew 4 percent and cost of sales per case increased 3½ percent, both excluding the impact of the French excise tax increase. These figures are comparable and currency neutral.
“In a year marked by unique operating challenges, we continued to focus on marketplace excellence while positioning our company to take advantage of the growth opportunities we see ahead,” said Hubert Patricot, executive vice president and president, European Group. “We expect a return to volume growth in 2013 through a combination of marketing efforts, solid customer plans, and effectiveness initiatives. “We also are on track to realize benefits from our Business Transformation Program, including a restructured commercial organization that we believe will deliver increased productivity, operating efficiency, and enhance best practices while maintaining our world class levels of customer service,” Mr. Patricot said.
Share Repurchase
CCE completed its most recent share repurchase program in the fourth quarter of 2012, resulting in 27 million shares or $780 million in repurchases last year. In January of this year, a new $1.5 billion share repurchase program began with a goal of purchasing at least $500 million of our shares in 2013. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
Full-Year 2013 Outlook
For 2013, CCE expects earnings per diluted share to grow approximately 10 percent on a comparable and currency neutral basis. Although it is too early to predict the 2013 currency impact, based on recent rates, currency translation would benefit full-year earnings per share in a range of 2 percent to 3 percent.
Net sales and operating income are expected to grow in a mid-single-digit range. This guidance reflects declining gross margins with expected net pricing per case growth less than an above-average cost of sales per case growth in 2013. While CCE remains committed to preserving or expanding margins over time, in light of sustained macroeconomic weakness and marketplace conditions we have a more modest approach in 2013. As a result, operating income margins are expected to be down modestly. This outlook is comparable and currency neutral.
The company also expects 2013 free cash flow in a range of $450 million to $500 million after including a year-over-year increase in cash restructuring expenses of approximately $125 million. Capital expenditures are expected to be approximately $350 million. Weighted average cost of debt is expected to be approximately 3 percent and the comparable effective tax rate for 2013 is expected to be in a range of 26 percent to 28 percent.
Conference Call
CCE will host a conference call with investors and analysts today at 10:00 a.m. ET. The call can be accessed through the company’s website at www.cokecce.com.
Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on twitter at @cokecce.

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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2012 and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data)

	Fourth Quarter
	2012	2011
Net Sales	$1,916	$1,893
Cost of Sales	1,254	1,226
Gross Profit	662	667
Selling, Delivery, and Administrative Expenses	512	487
Operating Income	150	180
Interest Expense	25	23
Other Nonoperating (Expense) Income	(1)	1
Income Before Income Taxes	124	158
Income Tax Expense	24	45
Net Income	$100	$113
Basic Earnings Per Share	$0.35	$0.37
Diluted Earnings Per Share	$0.34	$0.36
Dividends Declared Per Share	$0.16	$0.13
Basic Weighted Average Shares Outstanding	284	309
Diluted Weighted Average Shares Outstanding	291	317

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data)

	Full Year
	2012	2011
Net Sales	$8,062	$8,284
Cost of Sales	5,162	5,254
Gross Profit	2,900	3,030
Selling, Delivery, and Administrative Expenses	1,972	1,997
Operating Income	928	1,033
Interest Expense	94	85
Other Nonoperating Income (Expense)	3	(3)
Income Before Income Taxes	837	945
Income Tax Expense	160	196
Net Income	$677	$749
Basic Earnings Per Share	$2.30	$2.35
Diluted Earnings Per Share	$2.25	$2.29
Dividends Declared Per Share	$0.64	$0.51
Basic Weighted Average Shares Outstanding	294	319
Diluted Weighted Average Shares Outstanding	301	327

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In Millions)

	Year Ended December 31,
	2012	2011
Net income	$677	$749
Components of other comprehensive income (loss):
Currency translations
Pretax activity, net	175	(74)
Tax effect	-	-
Currency translations, net of tax	175	(74)
Net investment hedges
Pretax activity, net	(45)	23
Tax effect	16	(8)
Net investment hedges, net of tax	(29)	15
Cash flow hedges
Pretax activity, net	(11)	(13)
Tax effect	3	4
Cash flow hedges, net of tax	(8)	(9)
Pension plan adjustments
Pretax activity, net	(126)	(82)
Tax effect	31	22
Pension plan adjustments, net of tax	(95)	(60)
Other comprehensive income (loss), net of tax	43	(128)
Comprehensive income	$720	$621

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31,
	2012	2011
ASSETS
Current:
Cash and cash equivalents	$721	$684
Trade accounts receivable, net	1,432	1,387
Amounts receivable from The Coca-Cola Company	66	64
Inventories	386	403
Other current assets	157	148
Total Current Assets	2,762	2,686
Property, plant, and equipment, net	2,322	2,230
Franchise license intangible assets, net	3,923	3,771
Goodwill	132	124
Other noncurrent assets	371	283
Total Assets	$9,510	$9,094
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,844	$1,716
Amounts payable to The Coca-Cola Company	103	116
Current portion of debt	632	16
Total Current Liabilities	2,579	1,848
Debt, less current portion	2,834	2,996
Other noncurrent liabilities	276	160
Noncurrent deferred income tax liabilities	1,128	1,191
Total Liabilities	6,817	6,195

SHAREOWNERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,825	3,745
Reinvested earnings	1,126	638
Accumulated other comprehensive loss	(430)	(473)
Common stock in treasury, at cost	(1,831)	(1,014)
Total Shareowners' Equity	2,693	2,899
Total Liabilities and Shareowners' Equity	$9,510	$9,094

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Year Ended December 31,
	2012	2011
Cash Flows From Operating Activities:
Net income	$677	$749
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	335	321
Share-based compensation expense	35	43
Deferred income tax benefit	(132)	(121)
Pension expense less than contributions	(75)	(24)
Changes in assets and liabilities, net of acquisition amounts:
Trade accounts receivable	-	(85)
Inventories	30	(44)
Prepaid expense and other assets	(5)	(26)
Accounts payable and accrued expenses	58	88
Other changes, net	24	(39)
Net cash derived from operating activities	947	862
Cash Flows From Investing Activities:
Capital asset investments	(378)	(376)
Capital asset disposals	13	4
Settlement of net investment hedges	-	22
Other investing activities, net	(8)	(9)
Net cash used in investing activities	(373)	(359)
Cash Flows From Financing Activities:
Net change in commercial paper	-	(145)
Issuances of debt	430	900
Payments on debt	(16)	(9)
Shares repurchased under share repurchase programs	(780)	(800)
Dividend payments on common stock	(187)	(162)
Net cash received from The Coca-Cola Company for transaction-related items	-	71
Other financing activities, net	(3)	16
Net cash used in financing activities	(556)	(129)
Net effect of currency exchange rate changes on cash and cash equivalents	19	(11)
Net Change In Cash and Cash Equivalents	37	363
Cash and Cash Equivalents at Beginning of Period	684	321
Cash and Cash Equivalents at End of Period	$721	$684

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Fourth-Quarter 2012
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Expense	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,916	1,254	662	512	150	25	(1)	124	24	$100	$0.34
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(5)	5	(2)	7	-	-	7	2	5	0.02
Restructuring Charges (d)	-	-	-	(51)	51	-	-	51	13	38	0.13
Net Tax Items (e)	-	-	-	-	-	-	-	-	12	(12)	(0.04)
Comparable (non-GAAP)	$1,916	1,249	667	459	208	25	(1)	182	51	$131	$0.45
						Diluted Weighted Average Shares Outstanding					291

	Fourth-Quarter 2011
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Income	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,893	1,226	667	487	180	23	1	158	45	$113	$0.36
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(3)	3	2	1	-	-	1	-	1	-
Restructuring Charges (d)	-	-	-	(3)	3	-	-	3	1	2	-
Net Tax Items (e)	-	-	-	-	-	-	-	-	-	-	-
Comparable (non-GAAP)	$1,893	1,223	670	486	184	23	1	162	46	$116	$0.36
						Diluted Weighted Average Shares Outstanding					317

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent the deferred tax impact related to income tax rate or law changes.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Full-Year 2012
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Income	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$8,062	5,162	2,900	1,972	928	94	3	837	160	$677	$2.25
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(2)	2	(2)	4	-	-	4	1	3	0.01
Restructuring Charges (d)	-	-	-	(85)	85	-	-	85	24	61	0.21
Net Tax Items (f)	-	-	-	-	-	-	-	-	62	(62)	(0.21)
Comparable (non-GAAP)	$8,062	5,160	2,902	1,885	1,017	94	3	926	247	$679	$2.26
						Diluted Weighted Average Shares Outstanding					301

	Full-Year 2011
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Expense	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$8,284	5,254	3,030	1,997	1,033	85	(3)	945	196	$749	$2.29
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(4)	4	1	3	-	-	3	1	2	-
Restructuring Charges (d)	-	-	-	(19)	19	-	-	19	6	13	0.04
Tax Indemnification Charges (e)	-	-	-	(5)	5	-	-	5	1	4	0.01
Net Tax Items (f)	-	-	-	-	-	-	-	-	53	(53)	(0.16)
Comparable (non-GAAP)	$8,284	5,250	3,034	1,974	1,060	85	(3)	972	257	$715	$2.18
						Diluted Weighted Average Shares Outstanding					327

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to The Coca-Cola Company for periods prior to the Merger.
(f) Amounts represent the deferred tax impact related to income tax rate or law changes.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; In Millions)

	Full-Year 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,073	(145)	$928
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	4	4
Restructuring Charges (d)	85	-	85
Comparable (non-GAAP)	$1,158	(141)	$1,017

	Full-Year 2011
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,195	(162)	$1,033
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	3	3
Restructuring Charges (d)	19	-	19
Tax Indemnification Charges (e)	-	5	5
Comparable (non-GAAP)	$1,214	(154)	$1,060

	Fourth-Quarter 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$194	(44)	$150
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	7	7
Restructuring Charges (d)	51	-	51
Comparable (non-GAAP)	$245	(37)	$208

	Fourth-Quarter 2011
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$223	(43)	$180
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	1	1
Restructuring Charges (d)	3	-	3
Comparable (non-GAAP)	$226	(42)	$184

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to The Coca-Cola Company for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; In Millions, Except Percentages)

	Fourth-Quarter 2012 Change Versus Fourth-Quarter 2011	Full-Year 2012 Change Versus Full-Year 2011
Net Sales Per Case
Change in Net Sales per Case	6.0%	0.0%
Impact of Excluding Post Mix, Non-Trade, and Other	(0.5)%	0.0%
Impact of Currency Exchange Rate Changes	1.0%	5.5%
Bottle and Can Net Pricing Per Case
Including French Excise Tax Increase	6.5%	5.5%
Impact of French Excise Tax Increase	(2.5)%	(2.5)%
Comparable Currency-Neutral Bottle and Can
Net Pricing Per Case(a)	4.0%	3.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	6.5%	1.0%
Impact of Excluding Post Mix, Non-Trade, and Other	(0.5)%	(0.5)%
Impact of Currency Exchange Rate Changes	1.0%	5.5%
Bottle and Can Cost of Sales Per Case
Including French Excise Tax Increase	7.0%	6.0%
Impact of French Excise Tax Increase	(3.5)%	(3.5)%
Comparable Currency-Neutral Bottle and Can
Cost of Sales Per Case(a)	3.5%	2.5%

Physical Case Bottle and Can Volume
Change in Volume	(4.0)%	(2.5)%
Impact of Selling Day Shift	(1.5)%	(0.5)%
Comparable Bottle and Can Volume(b)	(5.5)%	(3.0)%

	Full Year
Reconciliation of Free Cash Flow (c)	2012	2011
Net Cash Derived From Operating Activities	$947	$862
Less: Capital Asset Investments	(378)	(376)
Add: Capital Asset Disposals	13	4
Free Cash Flow	$582	$490

	December 31,
Reconciliation of Net Debt (d)	2012	2011
Current Portion of Debt	$632	$16
Debt, Less Current Portion	2,834	2,996
Less: Cash and Cash Equivalents	(721)	(684)
Net Debt	$2,745	$2,328

(a) The non-GAAP financial measures "Comparable Currency-Neutral Bottle and Can Net Pricing Per Case" and "Comparable Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude: (1) items not directly related to bottle and can pricing or cost, (2) currency exchange rate changes, and (3) the impact of the French excise tax increase effective January 1, 2012.

(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There was one additional selling day in the fourth quarter and full year of 2012 versus the fourth quarter and full year of 2011.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.